Exhibit 99.1

KKR FINANCIAL HOLDINGS LLC ANNOUNCES COMPLETION OF
RESTRUCTURING AND DECLARES QUARTERLY DISTRIBUTION

SAN FRANCISCO, CA, May 4, 2007 — KKR Financial Holdings LLC announced today the completion of the restructuring transaction whereby KKR Financial Corp., a publicly traded Maryland corporation, has become a wholly-owned subsidiary of KKR Financial Holdings LLC, a recently formed Delaware limited liability company.  All outstanding shares of KKR Financial Corp. common stock were converted into shares representing limited liability company interest, or shares, in KKR Financial Holdings LLC.  KKR Financial Holdings LLC shares are listed and trade on the New York Stock Exchange under the ticker symbol “KFN”.

KKR Financial Holdings LLC also announced today that its Board of Directors has declared a cash distribution for the quarter ended March 31, 2007 of $0.56 per share. The cash distribution will be payable on May 31, 2007 to holders of shares of record as of the close of business on May 17, 2007.

KKR Financial Holdings LLC is a specialty finance company that invests in multiple asset classes.  KKR Financial Holdings LLC is externally managed by KKR Financial Advisors LLC.  KKR Financial Holdings LLC and KKR Financial Advisors LLC are affiliates of Kohlberg Kravis Roberts & Co. L.P.

Additional information on KKR Financial Holdings LLC is available on the company’s website at www.kkrkfn.com.

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CONTACT:

Investors Laurie L. Poggi KKR Financial (415) 315-3718	Media Roanne Kulakoff/Joseph Kuo Kekst and Company (212) 521-4837/4863